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                                                                      EXHIBIT 21


                        SUBSIDIARIES OF PLANTRONICS, INC.

Emtel, S.A.                                 Mexico

Frederick Electronics Corporation           Maryland

Pacific Plantronics, Inc.                   California

Plamex, S.A. de C.V.                        Mexico

Plantronics, A.G.                           Switzerland

Plantronics Acoustics Italia, S.r.l.        Italy

Plantronics B.V.                            Netherlands

Plantronics Canada Limited                  Canada

Plantronics e-Commerce, Inc.                Minnesota

Plantronics France S.A.R.L.                 France

Plantronics Futurecomms, Inc.               California

Plantronics GmbH                            Germany

Plantronics Holdings Limited                Canada

Plantronics International do Brasil, Ltda.  Brazil

Plantronics Japan Ltd.                      Japan

Plantronics Limited                         United Kingdom

Plantronics Pty. Ltd.                       Australia